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                                                                   EXHIBIT 23(B)

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-4 of Hewlett-Packard Company of our report on the financial statements of Bluestone Software, Inc. dated January 31, 2000, included in Bluestone Software, Inc.'s Form 10-K for the year ended December 31, 1999 and to all references to our Firm included in this registration statement.

                                          /s/ Arthur Andersen LLP

Philadelphia, Pennsylvania
November 8, 2000